Exhibit 99.1

QUESTAR REPORTS RECORD NET INCOME OF $208 MILLION FOR 2011

Company affirms 2012 EPS guidance

SALT LAKE CITY — Questar Corporation (NYSE:STR) reported record net income of $207.9 million, or $1.16 per diluted share for 2011. Net income grew 8% over 2010 net income from continuing operations of $192.3 million, or $1.08 per diluted share, including an after-tax $8.8 million, or $0.05 per diluted share charge for separation costs associated with the spinoff of QEP Resources, Inc. completed on June 30, 2010. Excluding separation charges, in 2010 Questar earned $201.1 million, or $1.13 per diluted share. In the fourth quarter 2011, net income totaled $61.6 million, or $0.34 per diluted share, compared to $63.7 million, or $0.36 per diluted share for the fourth quarter of 2010.
INCOME (LOSS) FROM CONTINUING OPERATIONS

	3 Months Ended December 31,			12 Months Ended December 31,
	2011	2010	Change	2011	2010		Change
	(in millions, except earnings per share)
Wexpro	$23.6	$22.7	4%	$95.2	$88.1		8%
Questar Pipeline	17.2	18.0	(4%)	67.9	67.4		1%
Questar Gas	20.2	22.1	(9%)	46.1	43.9		5%
Corporate	0.6	0.9	(33%)	(1.3)	1.7	(a)	(176%)
Total	$61.6	$63.7	(3%)	$207.9	$201.1	(a)	3%
Earnings from continuing operations per diluted share	$0.34	$0.36	(6%)	$1.16	$1.13	(a)	3%
Average diluted shares	179.0	178.8	—%	178.8	178.0		—%
(a) Excludes $8.8 million ($0.05 per diluted share) after-tax impact of separation costs in 2010. See computation in attached schedule.

EBITDA BY SUBSIDIARY(a)

	3 Months Ended December 31,			12 Months Ended December 31,
	2011	2010	Change	2011	2010	Change
	(in millions)
Wexpro	$54.8	$52.2	$2.6	$213.9	$199.4	$14.5
Questar Pipeline	44.9	46.6	(1.7)	181.5	181.6	(0.1)
Questar Gas	50.2	51.6	(1.4)	144.0	139.0	5.0
Corporate, Other	0.7	0.4	0.3	1.4	3.3	(1.9)
Total	$150.6	$150.8	$(0.2)	$540.8	$523.3	$17.5
(a) See computation in attached schedule.

"I am pleased to report that, in spite of the challenging economic environment, all Questar business units achieved strong results in 2011. The company also declared not one, but two dividend increases, totaling 16%, during 2011, thus making good our commitment to move aggressively toward our target payout of about 60% of net income. Including the recent increases, Questar has increased its dividend 39 times over the last 39 years,” said Ronald W. Jibson, Questar president and CEO. “We delivered nearly $208 million of net income, a 3% increase over 2010. Our business units also generated more than $540 million of EBITDA, a 3% increase from 2010. Wexpro grew net income by 8% and its investment base by 4% to $474.4 million compared to 2010. Questar Gas grew net income by 5%, while Questar Pipeline earnings improved 1% over 2010's results,” Jibson added.
The Company also affirmed 2012 EPS guidance of $1.15 to $1.19 per diluted share.
2011 Highlights
Other 2011 highlights include:

•	Wexpro earned a 20.0% after-tax return on an average investment base of $456.2 million, which was 4% higher than year-end 2010;

•	Wexpro's proved reserves rose 3% to 790.7 Bcfe as it replaced 144% of its 2011 cost-of-service production;

•	Questar Pipeline generated $6.5 million higher transportation revenues, which offset lower natural gas liquids (NGL) revenues in 2011;

•
Questar Pipeline issued $180 million of 30-year notes in December to refinance notes paid off earlier in the year using short-term debt. For 2011, interest expense was $4.3 million lower than in 2010 as the company benefited from very low short-term interest rates;

•	Questar Gas earned its authorized return on equity for the seventh consecutive year;

•	Questar Gas increased feeder-line-replacement expenditures to $58.6 million, as part of its ongoing commitment to pipeline integrity management;

•
Questar's consolidated net cash flow from operating activities before working capital changes increased $24.9 million to $484.1 million in 2011 compared to 2010, aided by higher depreciation and deferred taxes from 100% bonus depreciation.

Wexpro results
Wexpro grew net income to $95.2 million, an increase of 8% from 2010 and generated $213.9 million of EBITDA in 2011, driven by a higher average investment base. Wexpro grew its investment base to $474.4 million at year-end 2011, compared to $456.6 million at year-end 2010, a 4% increase, and earned a 20.0% after-tax return on average investment base in 2011. During 2011, Wexpro produced a record 50.5 billion cubic feet of cost-of-service gas for Questar Gas, comprising 52% of the utility's gas-supply needs. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return on its investment base. A summary of changes in Wexpro's investment base is provided below:
CHANGE IN WEXPRO INVESTMENT BASE

	12 Months Ended December 31,
	2011	2010
	(in millions)
Beginning investment base	$456.6	$431.9
Successful development wells	118.0	99.9
Depreciation, depletion and amortization	(60.2)	(57.9)
Change in deferred taxes	(40.0)	(17.3)
Ending Investment Base	$474.4	$456.6

Questar Pipeline results
Questar Pipeline grew net income to $67.9 million in 2011, up 1% from 2010, and generated $181.5 million of EBITDA, about the same as in 2010. Questar Pipeline earned an 11.4% return on average equity in 2011. The net income increase was driven by $6.5 million of higher transportation revenues from the Overthrust Loop Expansion Project that was placed in service in early 2011. Even with the expansion project in service, Questar Pipeline's 2011 O&M and G&A costs were essentially flat when compared to 2010. Lower interest expense in 2011 was offset by higher depreciation expense and other taxes. The $180 million of redeemed notes were ultimately refinanced in December by the issuance of 30-year notes. A summary of Questar Pipeline revenues is provided below:
CHANGE IN QUESTAR PIPELINE REVENUES

	3 Months Ended December 31, 2011 vs 2010	12 Months Ended December 31, 2011 vs 2010
	(in millions)
Transportation	$2.0	$6.5
Storage	0.3	0.7
NGL sales - transportation	(2.2)	(3.4)
NGL sales - field services	(1.7)	(3.3)
Energy services, Other	(1.7)	0.1
Increase (decrease)	$(3.3)	$0.6
At December 31, 2011, Questar Pipeline held net firm-transportation contracts totaling 4,973 thousand decatherms (Mdth) per day, compared to 4,744 Mdth per day at December 31, 2010, a 5% increase. The increase in transportation revenues, previously noted, was from additional long-term firm-transportation contracts associated with completion of the Overthrust Loop project.
Increased transportation revenues were offset by decreased NGL revenues in 2011. This decrease was anticipated and due to the 2011 activation of a third-party processing plant upstream of Questar Pipeline's processing facilities in Price, Utah. NGL sales revenues decreased 28% due to 45% lower volumes in 2011 versus 2010. Average NGL prices rose 32% from 2010 to about $73.77 per barrel, net to Questar Pipeline.
O&M and G&A expenses for 2011 totaled $0.10 per decatherm transported, about $0.01 lower than in 2010. As evidenced by the strong EBITDA for the year, Questar Pipeline's continued strong cash flows will support corporatewide capital projects, dividend growth and the share repurchase program.
Questar Gas results
Questar Gas reported net income of $46.1 million in 2011, a 5% increase over 2010, and generated $144.0 million of EBITDA. On a financial basis, Questar Gas earned a 10.6% return on average equity in 2011. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

CHANGE IN QUESTAR GAS MARGIN

	3 Months Ended December 31, 2011 vs 2010	12 Months Ended December 31, 2011 vs 2010
	(in millions)
New Customers	$0.8	$2.7
Change in rates	—	1.2
Demand-side-management cost recovery	2.6	0.8
Recovery of gas-cost portion of bad debt costs	(0.6)	0.3
Feeder-line tracker	2.2	4.3
Other	1.6	3.1
Increase	$6.6	$12.4

As of December 31, 2011, Questar Gas served 919,236 customers, up 1.1% from 909,570 customers at the same time last year. Changes in margin from demand-side-management (DSM) cost-recovery revenues are offset by equivalent changes in the program's expenses. O&M and G&A expenses, excluding DSM costs, were up $4.4 million in 2011 versus 2010. O&M and G&A expenses, excluding DSM costs, were $141 per customer in 2011, compared to $138 per customer in the prior year.
Questar Gas's continuous focus on safety and reliability is demonstrated by its multi-year feeder line and infrastructure-replacement and upgrade program. Replacement expenditures amounted to $58.6 million in 2011, compared to $39.3 million in 2010. The current emphasis has been on replacing aging high-pressure large-diameter steel pipe in high-consequence areas. In 2010, Utah regulators approved an infrastructure-cost-tracking mechanism for this program.
2012 EPS guidance affirmed
For 2012, Questar estimates that EPS may range from $1.15 to $1.19 per diluted share. “Despite recent headwinds including lower natural gas prices and higher pension and interest expenses, we remain confident in our guidance range. Even with the impact of bonus depreciation, Wexpro's investment base and earnings should continue to grow,” Jibson said. “Questar Gas expects to grow its rate base through its multi-year pipeline-replacement program investment and modest customer growth. Questar Pipeline expects higher transportation revenues to offset lower NGL revenues. Finally, continued strong cash flow generation from Wexpro and Questar Pipeline will help support Questar's capital requirements, dividend growth and the $100 million share repurchase program announced last year,” Jibson added.

2011 earnings teleconference
Questar management will discuss 2011 results from continuing operations and the outlook for 2012 in a conference call with investors Wednesday, February 15, beginning at 9:30 a.m. ET. The call can be accessed on the company website at www.questar.com.
About Questar Corporation
Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.5 billion, operating through three principal subsidiaries:

•Wexpro develops and produces natural gas on behalf of Questar Gas;

•	Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S. and provides other energy services; and

•	Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•	general economic conditions, including the performance of financial markets and interest rates;

•	changes in industry trends;

•	changes in laws or regulations; and

•	other factors, most of which are beyond Questar's control.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar's website at www.questar.com

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in millions, except per-share amounts)
REVENUES
Questar Gas	$297.8	$302.7	$965.5	$901.8
Questar Pipeline	48.6	52.0	197.4	197.2
Wexpro	8.4	8.0	31.5	24.6
Total Revenues	354.8	362.7	1,194.4	1,123.6

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	110.4	127.4	321.5	280.9
Operating and maintenance	49.3	47.9	175.9	175.8
General and administrative	34.6	30.1	117.9	108.5
Separation costs	—	—	—	11.5
Production and other taxes	12.3	10.9	52.5	50.6
Depreciation, depletion and amortization	41.5	38.9	159.9	153.4
Total Operating Expenses	248.1	255.2	827.7	780.7
Net gain (loss) from asset sales	(0.1)	0.3	0.2	0.4
OPERATING INCOME	106.6	107.8	366.9	343.3
Interest and other income	1.5	3.4	10.4	11.7
Income from unconsolidated affiliate	0.9	1.0	3.8	3.8
Interest expense	(12.7)	(14.7)	(56.8)	(57.1)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	96.3	97.5	324.3	301.7
Income taxes	(34.7)	(33.8)	(116.4)	(109.4)
INCOME FROM CONTINUING OPERATIONS	61.6	63.7	207.9	192.3
Income from discontinued operations, net of taxes	—	—	—	148.2
Discontinued operations, noncontrolling interest	—	—	—	(1.3)
Total Discontinued Operations, Net Of Income Taxes	—	—	—	146.9
NET INCOME ATTRIBUTABLE TO QUESTAR	$61.6	$63.7	$207.9	$339.2

EARNINGS PER COMMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.34	$0.36	$1.17	$1.09
Basic from discontinued operations	—	—	—	0.84
Basic total	$0.34	$0.36	$1.17	$1.93

Diluted from continuing operations	$0.34	$0.36	$1.16	$1.08
Diluted from discontinued operations	—	—	—	0.83
Diluted total	$0.34	$0.36	$1.16	$1.91

Weighted-average common shares outstanding
Used in basic calculation	177.7	176.2	177.4	175.4
Used in diluted calculation	179.0	178.8	178.8	178.0
Dividends per common share	$0.1625	$0.14	$0.62	$0.54

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$8.4	$8.0	$31.5	$24.6
Questar Pipeline	48.6	52.0	197.4	197.2
Questar Gas	297.8	302.7	965.5	901.8
Total	$354.8	$362.7	$1,194.4	$1,123.6

Revenues from Affiliated Companies
Wexpro	$67.2	$61.1	$253.6	$240.2
Questar Pipeline	18.6	18.5	74.4	74.0
Questar Gas	1.1	0.5	3.3	1.1
Total	$86.9	$80.1	$331.3	$315.3

Operating Income (Loss)
Wexpro	$37.4	$34.8	$145.7	$133.7
Questar Pipeline	31.0	34.1	125.9	130.8
Questar Gas	37.5	39.2	94.1	88.6
Corporate	0.7	(0.3)	1.2	(9.8)
Total	$106.6	$107.8	$366.9	$343.3

Income (Loss) from Continuing Operations
Wexpro	$23.6	$22.7	$95.2	$88.1
Questar Pipeline	17.2	18.0	67.9	67.4
Questar Gas	20.2	22.1	46.1	43.9
Corporate	0.6	0.9	(1.3)	(7.1)
Total	$61.6	$63.7	$207.9	$192.3

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
WEXPRO
Production volumes
Natural gas (Bcf)	13.4	12.7	50.5	50.2
Oil and NGL (MMbbl)	0.2	0.1	0.5	0.4
Oil and NGL sales price (per bbl)	$81.31	$71.34	$82.11	$65.55
Investment base at Dec. 31 (in millions)	$474.4	$456.6

QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers	172.3	151.9	665.8	642.4
For Questar Gas	28.5	22.6	116.9	112.0
Total transportation	200.8	174.5	782.7	754.4

Transportation revenue (per dth)	$0.25	$0.27	$0.25	$0.25
Net firm-daily transportation demand at Dec. 31 (Mdth)	4,973	4,744
Natural gas processing
NGL sales (Mbbl)	38	106	233	427
NGL sales price (per bbl)	$73.71	$62.71	$73.77	$56.04

QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	37.4	34.7	113.3	105.8
Industrial	1.3	1.1	5.0	4.5
Transportation for industrial customers	14.2	14.9	52.5	59.3
Total industrial	15.5	16.0	57.5	63.8
Total deliveries	52.9	50.7	170.8	169.6

Natural gas revenue (per dth)
Residential and commercial sales	$7.46	$8.29	$7.88	$7.88
Industrial	6.08	6.49	6.03	5.89
Transportation for industrial customers	$0.20	$0.11	$0.21	$0.16
Temperatures - colder (warmer) than normal	2%	(6%)	7%	1%
Temperature-adjusted usage per customer (dth)	36.5	36.1	111.1	106.9
Customers at Dec. 31 (thousands)	919	910

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	December 31,	December 31,
	2011	2010
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$11.6	$21.8
Accounts and notes receivable, net	123.9	159.2
Unbilled gas accounts receivable	75.4	81.6
Inventories	66.0	62.7
Prepaid expenses and other	10.7	9.0
Current regulatory assets	31.7	53.5
Deferred income taxes - current	16.1	11.8
Total Current Assets	335.4	399.6
Property, Plant and Equipment	4,984.1	4,642.8
Accumulated depreciation, depletion and amortization	(1,885.7)	(1,758.2)
Net Property, Plant and Equipment	3,098.4	2,884.6
Investment in unconsolidated affiliate	27.3	27.9
Noncurrent regulatory and other assets	71.7	61.5
TOTAL ASSETS	$3,532.8	$3,373.6

LIABILITIES AND COMMON SHAREHOLDERS' EQUITY
Current Liabilities
Short-term debt	$219.0	$242.0
Accounts payable and accrued expenses	242.9	225.1
Current regulatory liabilities	15.4	6.0
Current portion of long-term debt	91.5	182.0
Total Current Liabilities	568.8	655.1
Long-term debt, less current portion	993.0	898.5
Deferred income taxes	500.2	474.7
Noncurrent regulatory and other liabilities	437.3	309.2
COMMON SHAREHOLDERS' EQUITY
Common Shareholders' Equity	1,033.5	1,036.1
TOTAL LIABILITIES AND COMMON SHAREHOLDERS' EQUITY	$3,532.8	$3,373.6

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	12 Months Ended
	December 31,
	2011	2010
	(in millions)
OPERATING ACTIVITIES
Net income	$207.9	$340.5
Discontinued operations, net of income taxes	—	(148.2)
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	169.4	161.8
Deferred income taxes	96.2	91.4
Share-based compensation	10.1	15.4
Net (gain) from asset sales	(0.2)	(0.4)
(Income) from unconsolidated affiliate	(3.8)	(3.8)
Distributions from unconsolidated affiliate and other	4.5	2.5
Changes in operating assets and liabilities	4.9	(108.3)
NET CASH PROVIDED BY OPERATING ACTIVITIES OF CONTINUING OPERATIONS	489.0	350.9

INVESTING ACTIVITIES
Property, plant and equipment	(367.7)	(320.3)
Equity investment in QEP	—	(250.0)
Cash used in disposition of assets	(3.5)	(2.6)
Proceeds from disposition of assets and other	0.3	0.6
Change in notes receivable	—	39.3
Distribution from QEP	—	7.3
NET CASH USED IN INVESTING ACTIVITIES OF CONTINUING OPERATIONS	(370.9)	(525.7)

FINANCING ACTIVITIES
Common stock	2.7	6.8
Long-term debt issued, net of issuance costs	174.9	244.6
Long-term debt repaid	(182.0)	—
Change in short-term debt	(23.0)	73.0
Change in notes payable	—	(52.9)
Dividends paid	(110.1)	(94.8)
Tax benefits from share-based compensation	9.2	8.4
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES OF CONTINUING OPERATIONS	(128.3)	185.1
CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS	(10.2)	10.3
Cash provided by operating activities of discontinued operations	—	475.5
Cash used in investing activities of discontinued operations	—	(598.6)
Cash provided by financing activities of discontinued operations	—	103.8
Effect of change in cash and cash equivalents of discontinued operations	—	19.3
Change in cash and cash equivalents	(10.2)	10.3
Beginning cash and cash equivalents	21.8	11.5
Ending cash and cash equivalents	$11.6	$21.8

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains non-GAAP financial measures. The Company believes that such non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

1. The following table reconciles GAAP income from continuing operations and diluted earnings per common share to non-GAAP income from continuing operations and diluted earnings per common share before separation costs associated with the spinoff of QEP Resources, Inc. on June 30, 2010.

	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(in millions, except earnings per share)
Income from continuing operations	$61.6	$63.7	$207.9	$192.3
Separation costs	—	—	—	11.5
Income taxes on separation costs	—	—	—	(2.7)
After-tax separation costs	—	—	—	8.8
Income from continuing operations before separation costs	$61.6	$63.7	$207.9	$201.1

EARNINGS PER COMMON SHARE
Diluted from continuing operations	$0.34	$0.36	$1.16	$1.08
Diluted from after-tax separation costs	—	—	—	0.05
Earning per diluted share from continuing operations before separation costs	$0.34	$0.36	$1.16	$1.13

2. Management defines EBITDA as income (loss) from continuing operations before the following items: net (gain) loss from asset sales, depreciation, depletion and amortization, separation costs, interest expense and income taxes. Management believes EBITDA is an important measure of the Company's cash flow and liquidity, and a key measure for comparing the Company's financial performance to other companies.

The following table reconciles Questar's income from continuing operations to EBITDA for the three months ended December 31, 2011:

	Questar Consolidated	Wexpro Company	Questar Pipeline	Questar Gas	Corporate, Other
	(in millions)
Income from continuing operations	$61.6	$23.6	$17.2	$20.2	$0.6
Depreciation, depletion and amortization	41.5	16.5	13.3	11.6	0.1
Net loss from asset sales	0.1	0.1	—	—	—
Interest expense	12.7	—	5.0	6.4	1.3
Income taxes	34.7	14.6	9.4	12.0	(1.3)
EBITDA	$150.6	$54.8	$44.9	$50.2	$0.7

The following table reconciles Questar's income from continuing operations to EBITDA for the three months ended December 31, 2010:

	Questar Consolidated	Wexpro Company	Questar Pipeline	Questar Gas	Corporate, Other
	(in millions)
Income from continuing operations	$63.7	$22.7	$18.0	$22.1	$0.9
Depreciation, depletion and amortization	38.9	16.3	12.0	10.6	—
Net (gain) loss from asset sales	(0.3)	0.3	(0.6)	—	—
Interest expense	14.7	0.1	7.0	6.7	0.9
Income taxes	33.8	12.8	10.2	12.2	(1.4)
EBITDA	$150.8	$52.2	$46.6	$51.6	$0.4

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the twelve months ended December 31, 2011:

	Questar Consolidated	Wexpro Company	Questar Pipeline	Questar Gas	Corporate, Other
	(in millions)
Income (loss) from continuing operations	$207.9	$95.2	$67.9	$46.1	$(1.3)
Depreciation, depletion and amortization	159.9	63.9	51.2	44.5	0.3
Net (gain) loss from asset sales	(0.2)	0.1	(0.3)	—	—
Interest expense	56.8	—	24.5	25.9	6.4
Income taxes	116.4	54.7	38.2	27.5	(4.0)
EBITDA	$540.8	$213.9	$181.5	$144.0	$1.4

The following table reconciles Questar's income (loss) from continuing operations to EBITDA for the twelve months ended December 31, 2010:

	Questar Consolidated	Wexpro Company	Questar Pipeline	Questar Gas	Corporate, Other
	(in millions)
Income (loss) from continuing operations	$192.3	$88.1	$67.4	$43.9	$(7.1)
Separation costs	11.5	—	—	—	11.5
Depreciation, depletion and amortization	153.4	62.1	47.4	43.7	0.2
Net (gain) loss from asset sales	(0.4)	0.4	(0.8)	—	—
Interest expense	57.1	0.3	28.8	26.2	1.8
Income taxes	109.4	48.5	38.8	25.2	(3.1)
EBITDA	$523.3	$199.4	$181.6	$139.0	$3.3